Sub-Item 77Q1(e)
Copies of new or amended Registrant investment advisory contracts
2-34393, 811-1879


Janus Investment Fund Investment Advisory Agreement - Perkins International Value Fund is incorporated herein by reference to Exhibit (d)(229) to
Post-Effective  Amendment  No.  188  to  Janus  Investment  Fund's  registration statement on Form N-1A, filed on March 29, 2013; accession number 0000950123-13-001928 (File No. 2-34393).

Janus Investment Fund Sub-Advisory Agreement - Perkins International Value Fund is incorporated herein by reference to Exhibit (d)(230) to Post-Effective Amendment No. 188 to Janus Investment Fund's registration statement on Form N-1A, filed on March 29, 2013; accession number 0000950123-13-001928 (File No. 2-34393).